EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2005, relating to the consolidated financial statements of Alliance Fiber Optic Products, Inc., which appears in Alliance Fiber Optic Products, Inc’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

March 29, 2005